Exhibit 99.1

675 Bering Dr. Suite 400
Houston, Texas 77057
CONTACT:	William George	713-830-9600
	Chief Financial Officer	Fax 713-830-9696
(713) 830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA NAMES BRIAN E. LANE

AS NEW CHIEF EXECUTIVE OFFICER

Houston, TX — December 30, 2011 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced that its board of directors has elected Brian E. Lane as the Company’s new Chief Executive Officer and that William F. Murdy, the Company’s previous Chief Executive Officer, will continue to serve as the non-executive Chairman of the Company’s board of directors.

Mr. Lane, age 54, joined the Company in 2003 and has served as the Company’s President and Chief Operating Officer since March 2010 and as a director since November 2010. Prior to joining the Company, Mr. Lane spent 15 years at Halliburton, a global provider of products and services to energy, industrial, and government customers, including employment by Brown and Root, an engineering and construction company.  During his tenure, he held various positions in business development, strategy, and project activities, including the position of Regional Director of Europe and Africa. Additionally, he held the position of Vice President at Kvaerner, an international engineering and construction company.  Mr. Lane earned a Bachelor of Science in Chemistry from the University of Notre Dame and his MBA from Boston College.

Franklin Myers, the Company’s lead independent director, said, “Bill Murdy has done an outstanding job since becoming CEO and Chairman of the Company in June of 2000. He directed the Company through several business cycles, and under his leadership shareholders have seen significant returns. Bill did a great job preparing Brian Lane to take the helm, and he has worked tirelessly with the board to provide for a smooth transition.”

Mr. Murdy added, “Brian’s succession has gone very well. The Company is in good hands and will achieve new heights under his leadership.”

Finally, Mr. Lane said, “I am excited for the future of the Company and for this opportunity to lead the Company. I am grateful for Bill’s support during this planned succession, and I look forward to working with him in our new roles. Comfort is a great company because of the excellence of its operations and the quality of its thousands of employees. I am proud to be at the head of such a great organization.”

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 86 locations in 72 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.